Exhibit 10(c)

EXECUTION VERSION

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT (as amended, restated or otherwise modified from time to time, this “Agreement”) is entered into as of March 31, 2004 by and between ABX Air, Inc., a Delaware corporation (the “Grantor”) and Bank One, NA (Main Office Columbus), as contractual representative (the “Agent”) on behalf of itself and on behalf of the “Holders of Secured Obligations” (as such term is defined in the below described Credit Agreement).

W I T N E S S E T H:

WHEREAS, the Grantor, the Agent and certain financial institutions (the “Lenders”) are parties to that certain Credit Agreement dated as of the date hereof (as the same may hereafter be modified, amended, restated or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders may, from time to time, make loans, advances, and other financial accommodations to or for the benefit of the Grantor;

WHEREAS, the Grantors, certain Subsidiaries of the Grantor and the Agent are parties to that certain Pledge and Security Agreement dated as of the date hereof (as the same may hereafter be modified, amended, restated or supplemented from time to time, the “Pledge and Security Agreement”), pursuant to which each Grantor has granted a security interest in substantially all of its assets to the Agent for the benefit of the Agent and the Holders of Secured Obligations; and

WHEREAS, the Lenders have required the Grantor to execute and deliver this Agreement (i) in order to secure the prompt and complete payment, observance and performance of all of the Secured Obligations (being hereinafter referred to as the “Liabilities”), and (ii) as a condition precedent to the making of any loans, advances and any other financial accommodations by the Lenders under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

1. Defined Terms.

(i) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, each capitalized term used herein that is defined in the Pledge and Security Agreement shall have the meaning specified for such term in the Pledge and Security Agreement.

(ii) The words “hereof,” “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

(iii) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

2. Incorporation of Premises. The premises set forth above are incorporated into this Agreement by this reference thereto and are made a part hereof.

3. Security Interest in Trademarks. To secure the complete and timely payment, performance and satisfaction of all of the Liabilities, the Grantor hereby grants to the Agent, for the benefit of the Holders of Secured Obligations, a security interest in, as and by way of a first mortgage and security interest having priority over all other security interests (except any Lien permitted under Section 6.15 of the Credit Agreement), with power of sale to the extent permitted by applicable law, all of the Grantor’s now owned or existing and hereafter acquired or arising:

(i) trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications listed on Schedule A attached hereto and made a part hereof, and (a) all renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (c) the right to sue for past, present and future infringements and dilutions thereof, (d) the goodwill of the Grantor’s business symbolized by the foregoing and connected therewith, and (e) all of the Grantor’s rights corresponding thereto throughout the world (all of the foregoing trademarks, registered trademarks and trademark applications, and service marks, registered service marks and service mark applications, together with the items described in clauses (a)-(e) in this paragraph 3(i), are sometimes hereinafter individually and/or collectively referred to as the “Trademarks”); and

(ii) rights under or interests in any trademark license agreements or service mark license agreements with any other party, whether the Grantor is a licensee or licensor under any such license agreement, including, without limitation, those trademark license agreements and service mark license agreements listed on Schedule B attached hereto and made a part hereof, together with any goodwill connected with and symbolized by any such trademark license agreements or service mark license agreements, and after the occurrence and during the continuance of a Default the right to prepare for sale and sell any and all inventory now or hereafter owned by the Grantor and now or hereafter covered by such licenses (all of the foregoing are hereinafter referred to collectively as the “Licenses”). Notwithstanding the foregoing or anything herein or in any other Loan Document to the contrary, nothing hereunder or thereunder constitutes or shall be deemed to constitute the grant of a security interest in favor of the Agent or any Holder of Secured Obligations with respect to the Grantor’s interest in any License, contract right, license agreement, or any other general intangible (each such License, contract right, license agreement and other general intangible being hereinafter referred to as “Excluded Property”), if the granting of a security interest therein by the Grantor to the Agent or any Holder of Secured Obligations is prohibited by the terms and provisions of the agreement, document or instrument creating, evidencing or granting a security interest in such Excluded Property or rights related thereto; provided, however, that if and when the prohibition which prevents the granting by the Grantor to the Agent of a security interest in any Excluded Property is removed or otherwise terminated, the Agent will be deemed to have, and at all times to have had, a security interest in such Excluded Property.

Notwithstanding the foregoing or anything herein or in any other Loan Document to the contrary, nothing hereunder or thereunder constitutes or shall be deemed to constitute the grant of a security interest in favor of the Agent or any Holder of Secured Obligations with respect to (a) any rights or interest in the license granted by Airborne to the Grantor to use the Tradename “Airborne Express” or (b) the Grantor’s interest in any property to the extent that the granting of a security interest therein is prohibited under applicable law or causes the loss of any material right of the Grantor thereunder.

4. Restrictions on Future Agreements. Except as otherwise permitted by the Credit Agreement and the other Loan Documents, the Grantor shall not, without the Agent’s prior written consent, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement or the other Loan Documents, and the Grantor further agrees that it will not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which would in any respect affect the validity or enforcement of the rights transferred to the Agent under this Agreement or the rights associated with the Trademarks or Licenses.

5. New Trademarks and Licenses. The Grantor represents and warrants that, as of the Closing Date, (i) the Trademarks listed on Schedule A include all of the domestic registered trademarks, trademark applications, registered service marks and service mark applications owned or held by the Grantor, (ii) the Licenses listed on Schedule B include all of the material trademark license agreements and service mark license agreements under which the Grantor is the licensee or licensor and (iii) except for any Lien permitted by Section 6.15 of the Credit Agreement, no liens, claims or security interests in such Trademarks and Licenses have been granted by the Grantor to any Person other than the Agent. If, prior to the termination of this Agreement, the Grantor shall (a) obtain rights to any new trademarks, registered trademarks, trademark applications, service marks, registered service marks or service mark applications, (b) become entitled to the benefit of any trademarks, registered trademarks, trademark applications, trademark licenses, trademark license renewals, service marks, registered service marks, service mark applications, service mark licenses or service mark license renewals whether as licensee or licensor, or (c) enter into any new trademark license agreement or service mark license agreement, the provisions of paragraph 3 above shall automatically apply thereto. The

Grantor shall give to the Agent written notice of events described in clauses (a), (b) and (c) of the preceding sentence with respect to any material Trademarks and Licenses promptly after the occurrence thereof, but in any event not less frequently than on a quarterly basis. The Grantor hereby authorizes the Agent to modify this Agreement unilaterally (i) by amending Schedule A to include any future trademarks, registered trademarks, material trademark applications, material service marks, registered service marks and service mark applications of the Grantor and by amending Schedule B to include any future trademark license agreements and service mark license agreements of the Grantor, which are Trademarks or Licenses under paragraph 3 above or under this paragraph 5, and (ii) by filing in the United States Patent and Trademark Office, in addition to and not in substitution for this Agreement, a duplicate original of this Agreement containing on Schedule A or B thereto, as the case may be, such future trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, and trademark license agreements and service mark license agreements.

6. Royalties. The Grantor hereby agrees that the use by the Agent of the Trademarks and Licenses as authorized hereunder in connection with the Agent’s exercise of its rights and remedies to the extent expressly permitted under paragraph 14 or pursuant to the Pledge and Security Agreement after the occurrence and during the continuance of a Default shall be coextensive with the Grantor’s rights thereunder and with respect thereto and without any liability for royalties or other related charges from the Agent or any other Holder of Secured Obligations to the Grantor.

7. Further Assignments. Except as otherwise permitted by the Credit Agreement, the Grantor agrees (i) not to sell or assign its respective interests in any Trademarks or the Licenses and (ii) to maintain the quality of the products using such Trademarks or Licenses at a level sufficient to preserve such Trademarks and Licenses.

8. Nature and Continuation of the Agent’s Security Interest; Termination of the Agent’s Security Interest. This Agreement is made for collateral security purposes only. This Agreement shall create a continuing security interest in the Trademarks and Licenses and shall terminate only when the Liabilities have been paid in full and the Credit Agreement and the other Loan Documents have been terminated. When this Agreement has terminated, the Agent shall promptly execute and deliver to the Grantor, at the Grantor’s expense, all termination statements and other instruments and take such other actions as may be necessary or proper to terminate the Agent’s security interest in the Trademarks and the Licenses, subject to any disposition thereof which may have been made by the Agent pursuant to this Agreement or the Pledge and Security Agreement.

9. Duties of the Grantor. The Grantor shall have the duty, to the extent reasonably necessary in the normal conduct of the Grantor’s business, as determined in the reasonable discretion of the Grantor, to: (i) reasonably prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, and (ii) apply for registration for trademarks or service marks. The Grantor further agrees (i) not to abandon any Trademark or License to the extent such Trademark or License is reasonably necessary or otherwise desirable in the normal conduct of the Grantor’s business, as determined in the reasonable discretion of the Grantor, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, and (ii) to use commercially reasonable efforts to maintain in full force and effect the Trademarks and the Licenses that are or shall be reasonably necessary or otherwise desirable, as determined in the Grantor’s reasonable discretion, in the operation of the Grantor’s business. Any expenses incurred in connection with the foregoing shall be borne by the Grantor. Neither the Agent nor any of the Holders of Secured Obligations shall have any duty with respect to the Trademarks and Licenses. Without limiting the generality of the foregoing, neither the Agent nor any of the Holders of Secured Obligations shall be under any obligation to take any steps necessary to preserve rights in the Trademarks or Licenses against any other parties, but the Agent may do so at its option from and after the occurrence and during the continuance of a Default, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Grantor and shall be added to the Liabilities secured hereby.

10. The Agent’s Right to Sue. Following the occurrence and during the continuance of a Default, the Agent shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks and the Licenses and, if the Agent shall commence any such suit, the Grantor shall, at the request of the Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Agent in aid of such enforcement. The Grantor shall, upon demand, promptly reimburse the Agent for all reasonable costs and expenses incurred by the Agent in the exercise of its rights under this paragraph 10 (including, without limitation, reasonable fees and expenses of attorneys and paralegals for the Agent).

11. Waivers. The Agent’s failure, at any time or times hereafter, to require strict performance by the Grantor of any provision of this Agreement shall not waive, affect or diminish any right of the Agent thereafter to demand strict compliance and performance therewith nor shall any course of dealing between the Grantor and the Agent have such effect. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. None of the undertakings, agreements, warranties, covenants and representations of the Grantor contained in this Agreement shall be deemed to have been suspended or waived by the Agent unless such suspension or waiver is in writing signed by an officer of the Agent and directed to the Grantor specifying such suspension or waiver.

12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but the provisions of this Agreement are severable. If any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part hereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

13. Modification. This Agreement cannot be altered, amended or modified in any way, except as specifically provided in paragraph 5 hereof or by a writing signed by the parties hereto.

14. Cumulative Remedies; Power of Attorney. Following the occurrence and during the continuance of a Default, the Grantor hereby irrevocably designates, constitutes and appoints the Agent (and all Persons designated by the Agent in its sole and absolute discretion) as the Grantor’s true and lawful attorney-in-fact, and authorizes the Agent and any of the Agent’s designees, in the Grantor’s or the Agent’s name, to take any action and execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, after the giving by the Agent of written notice to such Grantor of the Agent’s intention to enforce its rights and claims against the Grantor, to (i) endorse the Grantor’s name on all applications, documents, papers and instruments necessary or otherwise desirable for the Agent in the use of the Trademarks or the Licenses, (ii) assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks or the Licenses to anyone on commercially reasonable terms, (iii) grant or issue any exclusive or nonexclusive license under the Trademarks or, to the extent permitted, under the Licenses to anyone, on commercially reasonable terms, and (iv) take any other actions with respect to the Trademarks or the Licenses as the Agent deems in its own or the Holders of Secured Obligations’ best interest. the Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until all of the Liabilities shall have been paid in full and the Credit Agreement and the other Loan Documents shall have been terminated. The Grantor acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of the Agent or the other Holders of Secured Obligations under the Pledge and Security Agreement, but rather is intended to facilitate the exercise of such rights and remedies.

The Agent shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks or the Licenses may be located or deemed located. Upon the occurrence and during the continuance of a Default and the election by the Agent to exercise any of its remedies under the Uniform Commercial Code with respect to the Trademarks and Licenses, the Grantor agrees to assign, convey and otherwise transfer title in and to the Trademarks and the Licenses to the Agent or any transferee of the Agent and to execute and deliver to the Agent or any such transferee all such agreements, documents and instruments as may be necessary, in the Agent’s sole discretion, to effect such assignment, conveyance and transfer. All of the Agent’s rights and remedies with respect to the Trademarks and the Licenses, whether established hereby, by the Pledge and Security Agreement, by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence and during the continuance of a Default, the Agent may exercise any of the rights and remedies provided in this Agreement, the Pledge and Security Agreement and any of the other Loan Documents. The Grantor agrees that any notification of intended disposition of any of the Trademarks and Licenses required by law shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Notwithstanding anything herein to the contrary, in no event shall the rights and remedies of the Agent, any Holder of Secured Obligations or any of their respective designees or representatives, granted hereunder or any other Loan Document, be construed to permit any such Person to take any action or fail to act in violation of any law or the terms and conditions of any License or other agreement or document covering any of the collateral granted to the Agent hereunder.

15. Successors and Assigns. This Agreement shall be binding upon the Grantor and its successors and assigns, and shall inure to the benefit of each of the Holders of Secured Obligations and their respective permitted nominees, successors and assigns. The Grantor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Grantor; provided, however, except as otherwise permitted by the Credit Agreement, that the Grantor shall not voluntarily assign or transfer its rights or obligations hereunder without the Agent’s prior written consent.

16. Governing Law. This Agreement shall be construed in accordance with the internal laws of the State of Ohio.

17. Notices. All notices or other communications hereunder shall be given in the manner and to the addresses set forth in the Credit Agreement and the Pledge and Security Agreement.

18. Section Titles. The section titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

19. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

20. Merger. This Agreement represents the final agreement of the Grantor and the Agent with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between any Grantor and the Agent or any Holder of Secured Obligations.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ABX AIR, INC., as Grantor

By:
Name:
Title:

Accepted and agreed to as of the day and year first above written.

BANK ONE, NA, (MAIN OFFICE COLUMBUS), as Agent

By:
Name:
Title: